UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 4, 2025

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. Estabrook Blvd. Glendale, WI	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Failure to Satisfy a Continued Listing Rule or Standard

On March 3, 2025, Weyco Group, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, because of the resignation of Mr. Robert Feitler from the Company’s Board of Directors (the “Board”) effective February 28, 2025, as disclosed in Item 5.02 of Form 8-K filed on March 5, 2025, the Company no longer complied with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the Board be composed of independent directors.

On March 4, 2025, the Company received a notification from Nasdaq confirming that, for the reason described above, the Company no longer complies with the Nasdaq’s independent director requirement contained in Nasdaq Listing Rule 5605. As set forth in such notification, Nasdaq advised the Company that, consistent with Nasdaq Listing Rules, a cure period will be provided to the Company to regain compliance. The Company will have until the earlier of the Company’s next annual shareholders meeting or February 28, 2026; or, if the next annual shareholders meeting is held before August 27, 2025, then the Company must evidence compliance no later than August 27, 2025.

The Company is working diligently to cure this non-compliance and is actively searching for candidates to fill the vacancy on the Board. However, there can be no assurance that the Company will successfully regain compliance with these continued listing requirements within the applicable cure period.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2025	WEYCO GROUP, INC.

/s/ Judy Anderson
Judy Anderson
Vice President, Chief Financial Officer and Secretary